EXHIBIT 4.5
                       INDUSTRI-MATEMATIK INTERNATIONAL CORP.
                        1997 EMPLOYEE STOCK PURCHASE PLAN



                                   ARTICLE I
                                    Purpose

  The purpose of the Industri-Matematik International Corp. 1997 Employee Stock Purchase Plan is to provide employees of Industri-Matematik International Corp. and its subsidiaries with an opportunity to purchase Industri-Matematik International Corp. Common Stock pursuant to an "employee stock purchase plan" meeting the requirements set forth in Section 423 of the Internal Revenue Code of 1986.

                                   ARTICLE II
                                   Definitions


  2.1. The following capitalized terms used in this Employee Stock Purchase Plan shall have the meanings set forth in this Section 2.1.

  Accrual Period shall mean a period of six months, commencing on January 1 and July 1 of each year, and terminating on the next following June 30 or December 31, respectively, provided that the first Accrual Period shall commence on the Effective Date and shall end on June 30, 1997, and the fourth Accrual Period in any Purchase Period shall be five months in duration.

  Board shall mean the Board of Directors of the Company.

  Code shall mean the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder.

  Common Stock shall mean the Common Stock, $.01 par value, of the Company.

  Company shall mean Industri-Matematik International Corp., a Delaware corporation.

  Compensation shall mean an Employee's total compensation paid by the Company or one or more Designated Subsidiaries, including such amounts as are deferred by the Employee (a) under a qualified cash or deferred arrangement described in
Section 401(k) of the Code or (b) pursuant to a plan qualified under Section 125 of the Code.

  Corporate Transaction shall mean any of the following shareholder approved transactions to which the Company is a party: (a) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated, (b) the sale, transfer, or other disposition of all or substantially all of the assets of the Company (including the capital stock of the Company's Subsidiaries) in connection with the complete liquidation or dissolution of the Company, or (c) any reverse merger in which the Company is the surviving entity but in which securities possessing more than 50% of the total combined voting power of the Company's outstanding securities are transferred to a person or persons other than those who held such securities immediately prior to such merger.

  Current Accrual Period shall mean any Accrual Period which ends in a then current calendar year.

  Designated Subsidiaries shall mean the Subsidiaries which have been designated by the Plan Administrator from time to time as eligible to participate in the Plan.

  Effective Date shall mean February 26, 1997, provided that if a Designated Subsidiary becomes a participating company in the Plan after such date, the Plan Administrator shall designate a separate Effective Date with respect to such Subsidiary's Employee Participants.

  Employee shall mean any individual, including an officer or director, who is an employee of the Company or a Designated Subsidiary, provided that for purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the individual's employer. Where the period of leave exceeds 90 days and the individual's right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated on the 91st day of such leave for purposes of determining eligibility to participate in the Plan.

  Enrollment Date shall mean the first day of each Purchase Period.

  Exchange Act shall mean the Securities Exchange Act of 1934, as amended from time to time.

  Exercise Date shall mean the last day of each Accrual Period.

  Fair Market Value on a specified day shall mean the closing price for a share of Common Stock for the last market trading day prior to the time of the determination on the Nasdaq National Market (or if the Common Stock is listed on another national stock exchange, on that stock exchange) or, if no closing price was reported on that date, on the last trading date on which a closing price was reported, as reported in The Wall Street Journal or such other source as the Plan Administrator deems reliable.

  Participant shall mean an Employee of the Company or Designated Subsidiary who is participating in the Plan.

  Plan shall mean this Industri-Matematik International Corp. 1997 Employee Stock Purchase Plan.

  Plan Administrator shall mean the person or persons appointed by the Board who is responsible for the administration of the Plan.

  Purchase Period shall mean a purchase period established pursuant to Article IV hereof.

  Purchase Price shall mean an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower.

  Reserves shall mean the number of shares of Common Stock covered by each option under the Plan which have not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under option.

  Rule 16b-3 shall mean Rule 16b-3 promulgated under the Exchange Act, as amended from time to time.

  Subsidiary shall mean a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

  2.2. When used in this Plan, unless the context clearly indicates to the contrary, the masculine gender shall include the feminine and neuter genders and the singular shall include the plural, and if a defined term is intended, it shall be capitalized.

                                  ARTICLE III
                                  Eligibility


  3.1. Any individual who is an Employee on a given Enrollment Date shall be eligible to participate in the Plan for the Purchase Period commencing with such Enrollment Date. Members of the Board who are eligible Employees are permitted to participate in the Plan except to the extent limited by Section 3.3.

  3.2. Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (a) if, immediately after the grant, such Employee (taking into account stock owned by any other person whose Common Stock would be attributed to such Employee pursuant to Section 424(d) of the
Code) would own Common Stock and/or hold outstanding options to purchase Common Stock possessing 5% or more of the total combined voting power or value of all classes of Common Stock of the Company or of a Subsidiary or (b) which permits his rights to purchase shares of capital stock of the Company under all employee stock purchase plans of the Company and its Subsidiaries to accrue at a rate which exceeds $25,000 worth of capital stock of the Company (determined at the Fair Market Value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time.

  3.3. Notwithstanding the provisions of Section 3.1, the following Employees shall not be eligible to participate in the Plan for any relevant Purchase
Period: (a) Employees whose customary employment is 20 hours or less per week,
(b) Employees whose customary employment is for not more than 5 months in any calendar year, (c) Employees who were not employed at the start of the latest Purchase Period, and (d) Employees who are subject to rules or laws of a foreign jurisdiction that prohibit or make impractical the participation of such Employees in the Plan.

                                  ARTICLE IV
                               Purchase Periods


  4.1. The Plan shall be implemented through overlapping or consecutive Purchase Periods until such time as (a) the maximum number of shares of Common Stock available for issuance under the Plan shall have been purchased or (b) the Plan shall have been sooner terminated in accordance with Article XVIII. The maximum duration of a Purchase Period shall be 23 months. Initially, the Plan shall be implemented through overlapping Purchase Periods of 23 months commencing each January 1 and July 1 following the Effective Date (except that the initial Purchase Period shall commence on the Effective Date and shall end on December 31, 1998). The Plan Administrator shall have the authority to change the length of any Purchase Period, to change the length of Accrual Periods within any Purchase Period subsequent to the initial Purchase Period, and to determine whether subsequent Purchase Periods shall be consecutive or overlapping by announcement at least 30 days prior to the commencement of the Purchase Period.

  4.2. A Participant shall be granted a separate option for each Purchase Period in which he participates. Options shall be granted on the Enrollment Date and shall be automatically exercised in successive installments on the Exercise Dates within the Purchase Period.

  4.3. An Employee may participate in only one Purchase Period at a time. Accordingly, except as provided in Section 4.4, an Employee who wishes to join a new Purchase Period must withdraw from the current Purchase Period in which he is participating and enroll in the new Purchase Period prior to the Enrollment Date for that Purchase Period, provided the Participant is eligible to participate in the Plan on that date and has not elected to terminate participation in the Plan.

  4.4. If, on the first day of any Accrual Period in a Purchase Period in which a Participant is participating, the Fair Market Value of the Common Stock is less than the Fair Market Value of the Common Stock on the Enrollment Date of the Purchase Period (after taking into account any adjustment during the Purchase Period pursuant to Section 17.1), the Purchase Period shall be terminated automatically and the Participant shall be enrolled automatically in the new Purchase Period which has its first Accrual Period commencing on that date, provided the Participant is eligible to participate in the Plan on that date and has not elected to terminate participation in the Plan.

  4.5. Except as specifically provided in the Plan, the acquisition of Common Stock through participation in the Plan in any Purchase Period shall neither limit nor require the acquisition of Common Stock by a Participant in any subsequent Purchase Period.

                                    ARTICLE V
                                  Participation


  5.1. An eligible Employee may become a Participant in the Plan by completing a subscription agreement which either authorizes payroll deductions or elects such other payment plan as may be established by the Plan Administrator from time to time in a form authorized by the Plan Administrator and filing it with the designated payroll office of the Company at least 10 business days prior to the Enrollment Date for the Purchase Period in which such participation will commence, unless a later time for filing the subscription agreement is set by the Plan Administrator for all eligible Employees with respect to a given Purchase Period, provided that the time for filing with respect to the initial Enrollment Date will be fixed by the Plan Administrator.

  5.2. Payroll deductions for a Participant, if applicable, shall commence with the first payroll period following the Enrollment Date and shall end on the last complete payroll period during the Purchase Period, unless sooner terminated by the Participant as provided in Article VI, provided that the commencement date for payroll deductions following the initial Enrollment Date will be fixed by the Plan Administrator.

                               ARTICLE VI
           Payroll Deductions or Other Participant Payments


  6.1. At the time a Participant files his subscription agreement, he shall elect to have payroll deductions made during the Purchase Period from the Compensation which he receives during the Purchase Period, unless the Plan Administrator has authorized, and the Participant has elected, another form of payment.

  6.2. All payroll deductions made for a Participant or other elected forms of payment authorized by the Plan Administrator and made by a Participant shall be credited to his account under the Plan. Payroll deductions will be withheld in whole percentages only.

  6.3. A Participant may discontinue his participation in the Plan as provided in Sections 6.5 and 6.6 or may change the rate of his payroll deductions or other form of payment authorized by the Plan Administrator during the Purchase Period by completing and filing with the Company a new subscription agreement authorizing such change. A change in payroll deduction rate shall be effective with the first full payroll period commencing 10 business days after the Company's receipt of the new subscription agreement unless the Company elects to process a given change more quickly. The Plan Administrator shall be authorized to limit the number of payroll deduction rate changes or changes in other forms of payment during any Purchase Period.

  6.4. Notwithstanding the provisions of Section 6.3, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3.2 herein, a Participant's payroll deductions or other form of payment authorized by the Plan Administrator may be decreased to 0% at such time during any Current Accrual Period as the aggregate of all payroll deductions and payments which were previously used to purchase Common Stock under the Plan in a prior Accrual Period which ended during the calendar year of the Current Accrual Period plus all payroll deductions and other payments accumulated with respect to the Current Accrual Period equal $21,250. Payroll deductions and other forms of payment authorized by the Plan Administrator shall recommence at the rate provided in such Participant's subscription agreement at the beginning of the first Accrual Period which is scheduled to end in the following calendar year, unless the Participant elects another form of payment authorized by the Plan Administrator or discontinues participation in the Plan.

  6.5. A Participant may withdraw all but not less than all the payroll deductions and other payments made which were credited to his account and not yet used to exercise his option under the Plan at any time by giving written notice to the Company in a form authorized by the Plan Administrator. All of the Participant's payroll deductions and other payments credited to his account will be paid to such Participant as promptly as practicable after receipt of notice of withdrawal, such Participant's option for the Purchase Period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made or payments accepted during the Purchase Period. If a Participant withdraws from a Purchase Period, payroll deductions and other forms of payment will not resume at the beginning of the succeeding Purchase Period unless the Participant delivers to the Company a new subscription agreement.

  6.6. Upon a Participant's ceasing to be an Employee for any reason, the payroll deductions and other payments credited to such Participant's account during the Purchase Period but not yet used to exercise an option will be returned to such Participant or, in the case of his death, to the person or persons entitled thereto under Article XIII, and such Participant's option will be automatically terminated.

                                  ARTICLE VII
                               Grant of Option

  On the Enrollment Date, each Participant in such Purchase Period shall be granted an option to purchase on each Exercise Date during such Purchase Period (at the applicable Purchase Price) up to a number of shares of the Common Stock determined by dividing such Participant's payroll deductions or other payments authorized by the Plan Administrator accumulated prior to such Exercise Date and retained in the Participant's account as of the Exercise Date by the applicable Purchase Price, provided that such purchase shall be subject to the limitations set forth in Sections 3.2 and 11.1. Exercise of the option shall occur as provided in Article VIII, unless the Participant has withdrawn pursuant to
Section 6.5, and the option, to the extent not exercised, shall expire on the last day of the Purchase Period.

                                   ARTICLE VIII
                               Exercise of Option


  8.1. Unless a Participant withdraws from the Plan as provided in Section 6.5 or his option is terminated as provided in Section 6.6, his option for the purchase of shares will be exercised automatically on each Exercise Date, and the maximum number of full shares subject to the option shall be purchased for such Participant at the applicable Purchase Price with the accumulated amounts in his account. No fractional shares will be purchased; any amounts accumulated in a Participant's account which are not sufficient to purchase a full share shall be carried over to the next Accrual Period or Purchase Period, whichever applies, or returned to the Participant, if the Participant withdraws from the Plan. During a Participant's lifetime, a Participant's option to purchase shares hereunder is exercisable only by him.

  8.2. The maximum number of shares of Common Stock a Participant shall be permitted to purchase in any Accrual Period shall be 500, subject to adjustment as provided in Article XVII.

                              ARTICLE IX
                               Delivery

  Upon receipt of a request from a Participant after each Exercise Date on which a purchase of shares occurs, the Company shall arrange the delivery to such Participant, as promptly as practicable, of a certificate representing the shares of Common Stock purchased upon exercise of his option.

                                ARTICLE X
                                Interest

  No interest shall accrue on the payroll deductions or other amounts credited to a Participant's account under the Plan.

                                ARTICLE XI
                                  Stock

    11.1. The maximum number of shares of Common Stock which shall be made available for sale under the Plan shall be 1,200,000 shares, subject to adjustment upon changes in capitalization of the Company as provided in Article
XVII. If on a given Exercise Date the number of shares of Common Stock with respect to which options are to be exercised exceeds the number of shares then available under the Plan, the Plan Administrator shall make a pro rata allocation of the shares of Common Stock remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.

    11.2. A Participant will have no interest or voting right in shares of Common Stock covered by his option until such shares of Common Stock are actually purchased on the Participant's behalf in accordance with the applicable provisions of the Plan. No adjustment shall be made for dividends, distributions, or other rights for which the record date is prior to the date of such purchase.

    11.3. Shares of Common Stock to be delivered to a Participant under the Plan will be registered in the name of the Participant or, if requested in writing, in the name of the Participant and his spouse.

                                   ARTICLE XII
                                 Administration

    12.1. The Plan shall be administered by one or more persons appointed by the Board. The Plan Administrator appointed by the Board shall have full and exclusive discretionary authority to construe, interpret, and apply the terms of the Plan, to determine eligibility, and to adjudicate all disputed claims filed under the Plan. Every finding, decision, and determination made by the Plan Administrator appointed by the Board, to the full extent permitted by law, shall be final and binding upon all persons.

    12.2. Notwithstanding the provisions of Section 12.1, in the event that Rule 16b-3 provides specific requirements for the administrators of plans of this type, the Plan shall be administered only by such a body or person and in such a manner as shall comply with the applicable requirements of Rule 16b-3.

                                ARTICLE XIII
                         Designation of Beneficiary

    13.1. Each Participant will file a written designation of a beneficiary who is to receive any shares of Common Stock and cash, if any, from the Participant's account under the Plan in the event of such Participant's death. If a Participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

    13.2. Such beneficiary designation may be changed by the Participant (and his spouse, if any) at any time by written notice. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant's death, the Company shall deliver such shares of Common Stock and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Plan Administrator), the Plan Administrator, in its discretion, may deliver such shares of Common Stock and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent, or relative is known to the Plan Administrator, then to such other person as the Plan Administrator may designate.

                                 ARTICLE XIV
                              Transferability

  Neither payroll deductions or other deposits credited to a Participant's account nor any rights with regard to the exercise of an option or to receive shares of Common Stock under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Article XIII) by the Participant. Any such attempt at assignment, transfer, pledge, or other disposition shall be without effect, except that the Plan Administrator may treat such act as an election to withdraw funds from a Purchase Period in accordance with Section 6.5.

                                 ARTICLE XV
                                Use of Funds

  All payroll deductions or other deposits received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions or other deposits.

                                 ARTICLE XVI
                                   Reports

  Individual accounts will be maintained for each Participant in the Plan. Statements of account will be given to Participants at least annually, which statements will set forth the amounts of payroll deductions and other deposits, the Purchase Price, the number of shares purchased, and the remaining cash balance, if any.

                                ARTICLE XVII
       Adjustments Upon Changes in Capitalization and Corporate Transactions



    17.1. Subject to any required action by the shareholders of the Company, the Reserves, as well as the Purchase Price, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination, or reclassification of the Common Stock, or any other similar event resulting in an increase or decrease in the number of issued shares of Common Stock. Such adjustment shall be made by the Plan Administrator, whose determination in that respect shall be final, binding, and conclusive. Except as expressly provided in this Section 17.1, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option. The Plan Administrator, if it so determines in the exercise of its sole discretion, may make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding option, in the event the Company effects one or more reorganizations, recapitalizations, rights offerings, or other increases or reductions of shares of its outstanding Common Stock.

    17.2. In the event of a proposed Corporate Transaction, each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Plan Administrator determines, in the exercise of his sole discretion and in lieu of such assumption or substitution, to shorten the Purchase Period then in progress by setting a new Exercise Date. If the Plan Administrator shortens the Purchase Period then in progress in lieu of assumption or substitution in the event of a Corporate Transaction, the Plan Administrator shall notify each Participant in writing, at least 10 days prior to the new Exercise Date, that the Exercise Date for his option has been changed to the new Exercise Date and that his option will be exercised automatically on the new Exercise Date unless prior to such date he has withdrawn from the Purchase Period as provided in Section 6.5. For purposes of this Section 17.2, an option granted under the Plan shall be deemed to be assumed if, following the Corporate Transaction, the option confers the right to purchase, for each share of Common Stock subject to the option immediately prior to the Corporate Transaction, the consideration (whether stock, cash, or other securities or property) received in the Corporate Transaction by holders of Common Stock for each share of Common Stock held on the effective date of the Corporate Transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock), provided that if such consideration received in the Corporate Transaction was not solely common stock of the successor corporation or its parent, the Plan Administrator, with the consent of the successor corporation and the Participant, may provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock in the Corporate Transaction.

                                  ARTICLE XVIII
                            Amendment or Termination


    18.1. The Plan Administrator, at any time and for any reason, may terminate or amend the Plan. Except as provided in Article XVII, such termination cannot affect options previously granted, provided that a Purchase Period may be terminated by the Plan Administrator on any Exercise Date if the Plan Administrator determines that the termination of the Plan is in the best interests of the Company and its shareholders. Except as provided in Article XVII, no amendment may make any change in any option theretofore granted which adversely affects the rights of any Participant. To the extent necessary to comply with Rule 16b-3 or Section 423 of the Code (or any successor rule or provision or any other applicable law or regulation), the Company shall obtain stockholder approval in such a manner and to such a degree as required.

    18.2. Without shareholder consent and without regard to whether any Participant rights may be considered to have been "adversely affected," the Plan Administrator shall be entitled to change the Purchase Periods, limit the frequency and/or number of changes in the amount withheld during Purchase Periods, make available or terminate alternative Participant payment options, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, establish additional terms, conditions, rules, or procedures to accommodate the rules or laws of applicable foreign jurisdictions, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant's Compensation or otherwise paid by the Participant, and establish such other limitations or procedures as the Plan Administrator in its sole discretion determines advisable and which are consistent with the Plan.

                                   ARTICLE XIX
                                     Notices

  All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Plan Administrator at the location, or by the person, designated by the Plan Administrator for the receipt thereof.

                                  ARTICLE XX
               Conditions Upon Issuance of Shares of Common Stock

  Shares of Common Stock shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares of Common Stock pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, and the Exchange Act and the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the exercise of an option, the Company may require the Participant to represent and warrant at the time of any such exercise that the shares of Common Stock are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

                                  ARTICLE XXI
                                 Term of Plan

  The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the shareholders of the Company and it shall continue in effect for a term of 10 years unless sooner terminated under Article XVIII.

                                 ARTICLE XXII
                    Additional Restrictions of Rule 16b-3

  The terms and conditions of options granted under the Plan to, and the purchase of shares by, persons subject to Section 16 of the Exchange Act shall comply with the applicable provisions of Rule 16b-3. This Plan shall be deemed to contain, and the shares of Common Stock issued upon exercise of an option granted under the Plan shall be subject to, such additional conditions and restrictions as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

                                  ARTICLE XXIII
                             Shareholder Approval

  Continuance of the Plan shall be subject to approval by the shareholders of the Company within 12 months after the date the Plan is adopted by the Board. If such shareholder approval is obtained at a duly held shareholders' meeting, the Plan must be approved by a majority of the votes cast at such shareholders' meeting at which a quorum representing a majority of all outstanding voting stock of the Company, either in person or by proxy, is present and voting on the Plan. However, approval at a meeting may be obtained by a lesser degree of shareholder approval if the Plan Administrator, in its discretion after consultation with the Company's legal counsel, determines that such a lesser degree of shareholder approval will comply with all applicable laws and will not adversely affect the qualification of the Plan under Section 423 of the Code.

                                  ARTICLE XXIV
                              No Employment Rights

  The Plan does not, directly or indirectly, create any right for the benefit of any Employee or class of Employees to purchase any shares of Common Stock under the Plan, or create in any Employee or class of employees any right with respect to continuation of employment by the Company or a Designated Subsidiary, and it shall not be deemed to interfere in any way with such employer's right to terminate, or otherwise modify, an Employee's employment at any time.

                                   ARTICLE XXV
                                  Effect of Plan

  The provisions of the Plan, in accordance with its terms, shall be binding upon and inure to the benefit of each Participant and his distributees, personal representatives, executors, and administrators, and any receiver, trustee in bankruptcy, or representative of creditors of such Participant.

                                 ARTICLE XXVI
                        Information to Participants

  The Company shall provide to each Participant, during the period for which such Participant has an option outstanding, copies of all annual reports and other information which is provided to all shareholders of the Company.

                                  ARTICLE XXVII
                                 Applicable Law

  The laws of the state of Delaware will govern all matters relating to this Plan except to the extent it is superseded by the laws of the United States.